Exhibit 5.1

July 22, 2014

TreeHouse Foods, Inc.

2021 Spring Road, Suite 600

Oak Brook, Illinois 60523

Re:	Form S-3 Registration Statement (File No. 333-192440)

Ladies and Gentlemen:

We have acted as counsel to TreeHouse Foods, Inc., a Delaware corporation (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of (i) the registration statement on Form S-3 (File No. 333-192440) (the “Registration Statement”) filed with the Commission on November 20, 2013, (ii) the base prospectus dated November 20, 2013 forming a part of the Registration Statement (the “Base Prospectus”) and (iii) the final prospectus supplement dated July 17, 2014 in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on July 17, 2014 (together with the Base Prospectus, the “Prospectus Supplement”) in connection with the offering by the Company of up to 4,950,331 shares (including 645,695 shares that may be sold pursuant to an option granted to the underwriters) of the Company’s Common Stock, par value $0.01 per share (the “Shares”) covered by the Registration Statement. The Shares are being sold to the underwriters named in, and pursuant to, the Underwriting Agreement, dated July 16, 2014 (the “Underwriting Agreement”), by and among the Company, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named in Schedule A thereto. We understand that the Shares are to be offered and sold in the manner described in the Prospectus Supplement.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth below, we have examined and relied upon such certificates, corporate records, agreements, instruments and other documents that we considered necessary or appropriate as a basis for the opinion, including (i) the Registration Statement, (ii) the Prospectus Supplement, (iii) a form of specimen stock certificate representing the Common Stock and (iv) the Underwriting Agreement. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and that the Underwriting Agreement constitutes the valid and binding obligation of each party thereto (other than the Company) enforceable against each such party in accordance with its terms. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when the Shares are delivered to the Company’s underwriters against payment of the agreed consideration therefor in accordance with the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion with respect to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on July 22, 2014 and its incorporation by reference into the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement included in the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP